SECOND AMENDMENT TO AMENDED AND RESTATED VOTING AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED VOTING AGREEMENT (this “Amendment”) is dated as of January 24, 2008 by and among Acura Pharmaceuticals, Inc. (f/k/a Halsey Drug Co., Inc.), a New York corporation (the "Company") and GCE Holdings LLC (the “Designating Party”).

WHEREAS, the parties to this Amendment are parties to a certain Amended and Restated Voting Agreement dated as of February 6, 2004 (the “Original Agreement”);

WHEREAS, the parties to this Amendment are also parties to a certain Joinder and Amendment to Amended and Restated Voting Agreement dated as of November 9, 2005 (the “First Amendment,”), which amended the Original Agreement in certain respects;

WHEREAS, the Original Agreement, the First Amendment, and this Amendment are herein collectively the “Agreement”;

WHEREAS, capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Original Agreement as amended by the First Amendment;

WHEREAS, pursuant to the terms and conditions contained in the Original Agreement as amended by the First Amendment, any term of the Original Agreement or the powers granted thereunder may be amended only with the written consent of a majority of the Securities then subject to such agreement, which majority must include the Designating Party so long as it owns the Minimum Threshold; and

WHEREAS, the parties to this Amendment desire to further amend the Original Agreement to (i) reduce the number of person designated by the Designating Party for election to the board of directors of the Company from four (4) to three (3); and (ii) increase the number of persons who shall be independent directors from two (2) to three (3).

NOW, THEREFORE, the parties to this Amendment, who constitute a majority of the Securities then subject to the Original Agreement, as amended, which majority includes the Designating Party, hereby agree and consent as follows:

1.      Amendments. Section 2 of the Original Agreement (as amended by the First Amendment) is hereby deleted and the following is inserted in its place:

“2.   Election of Director Nominees. Commencing upon the Company's next upcoming meeting of shareholders, each Party and GCE Holdings LLC (the "Designating Party") agree as follows:

(a)
Each Party holding any of the Company’s securities (collectively, the "Securities") shall vote its Securities, and take or cause to be taken such other actions, as may be required from time to time to (i) ensure that the Board of Directors consists of no more than seven (7) directors, and (ii) elect to the Board of Directors of the Company (A) three (3) persons designated by the Designating Party, (B) one person who shall be the Chief Executive Officer of the Company, and (C) three (3) persons who shall be independent directors (as defined in Rule 4200(a)(15) of the National Association of Securities' Dealers Listing Standards, as may be modified or supplemented) nominated and elected to the Board of Directors by the then current directors. Without limiting the generality of the foregoing, at each annual meeting of the shareholders of the Company, and at each special meeting of the shareholders of the Company called for the purpose of electing directors of the Company, and at any time at which the shareholders of the Company have the right to elect directors of the Company, in each such event, each Party shall vote all Securities owned by them (or shall consent in writing in lieu of a meeting of shareholders of the Company), or take such other actions as shall be necessary, to elect the Designating Party's designees as a director of the Company in accordance with the preceding provisions of this Section 2(a);

(b)
Each Party shall take all actions necessary to remove forthwith the director designated by the Designating Party when such removal is requested for any reason, with or without cause, by the Designating Party. In the case of the death, resignation or removal as herein provided of a Designating Party's designee, each Party shall vote all Securities held by it to elect another person designated by the Designating Party pursuant to Section 2(a);

(c)
Each Party hereby agrees that it will not vote any of its Securities in favor of the removal of any director that shall have been designated by the Designating Party, unless the Designating Party shall have consented to such removal in writing;

In the event that any Party shall fail to vote the Securities held by it in accordance with Section 2(a) and (b), such Party shall, upon such failure to so vote, be deemed immediately to have granted to the Designating Party, a proxy to vote its Securities solely for the election of the nominee of the Designating Party or the removal of director designated by the Designating Party. Such Party acknowledges that each such proxy granted hereby, including any successive proxy, if necessary, is being given to secure the performance of an obligation hereunder, is coupled with an interest, and shall be irrevocable until such obligation is performed;

(d)
No Party shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Securities held by such Party, or enter into any shareholder agreement or arrangement of any kind with any person with respect to the Securities held by such person that is, in either case, inconsistent with the terms of this Agreement (whether or not such agreement and arrangement was or is with other shareholders of the Company that are or are not parties to this Agreement);

(e)
The Company shall take, or cause to be taken, such actions as may be required from time to time to establish and maintain executive, audit and compensation committees of the Board of Directors, as well as such other committees of the boards of directors of the Company as the Board of Directors shall determine, having such duties and responsibilities as are customary for such committees. The designees of the Designating Party shall be, if so requested by the Designating Party, in its sole discretion, a member of each such committee; and

(f)
The rights of the Designating Party shall terminate on the date the Designating Party ceases to be a holder of at least 2,500,000 Share Equivalents (“Minimum Threshold”). For purposes hereof, Share Equivalents means common stock of the Company and/or shares of common stock of the Company underlying warrants. Further, from and after the date the Designated Party ceases to be a holder of at least 10,000,000 Shares Equivalents, it shall only have the right to designate two (2) directors pursuant to Section 2(a) above, with the forfeited seat becoming a seat for an independent director to thereafter be nominated and elected to the Board of Directors from time to time by the then current directors. Finally, from and after the date the Designated Party ceases to be a holder of at least 5,000,000 Share Equivalents, it shall only have the right to designate one (1) director pursuant to Section 2(a) above, with the additional forfeited seat becoming a seat for an independent director to thereafter be nominated and elected to the Board of Directors from time to time by the then current directors.”

2.  Amendment. Any term of this Amendment or the powers granted hereunder may be amended and the observance of any such term or power may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of a majority of the Securities then subject to this Agreement, which majority must include the Designating Party so long as it owns the Minimum Threshold.

3.  Successors and Assigns. Except as otherwise provided herein, this Amendment shall inure to the benefit of, and be binding upon and enforceable against, the parties to the Original Agreement (as amended by the First Amendment) and their respective successors, assigns, heirs, executors and administrators.

4.  Counterparts. This Amendment may be executed in separate counterparts, including by facsimile, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

5.  Notices. For purposes of Section 10 of the Original Agreement, all notices, demands or other communications to the Transferee shall be directed to the address set forth on the signature page hereto.

6.  Effect of Amendment. Except as expressly provided herein, no other changes or modifications or waivers or consents to the Original Agreement (as amended by the First Amendment) are intended or implied, and in all other respects the Original Agreement (as amended by the First Amendment) is hereby ratified and confirmed by all parties hereto as of the effective date hereof.

7.  Governing Law. This Amendment and rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Amendment were negotiated, excluding to the greatest extent permitted by law any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Amended and Restated Voting Agreement as of the date first above written.

ACURA PHARMACEUTICALS, INC.

By:      /s/ Andrew D. Reddick
Name: Andrew D. Reddick
Title:   President and Chief Executive Officer

GCE HOLDINGS LLC

By:      /s/ Bruce F. Wesson
Name: Bruce F. Wesson
Title:
Address:       c/o Galen Partners III, L.P.
610 Fifth Avenue, 5th Floor
New York, New York 10019